Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Hecla Mining Company of our report dated February 1, 2005 relating to the financial statements of Greens Creek Joint Venture (not separately presented therein), which appears in Hecla Mining Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Salt Lake City, Utah
December 23, 2005